Exhibit 21.1

LIST OF SIGNIFICANT SUBSIDIARIES OF THE LUBRIZOL CORPORATION

The following are the significant subsidiaries(1) of The Lubrizol Corporation and their jurisdictions of organization as of December 31, 2010. Except where otherwise noted, all subsidiaries are either directly or indirectly wholly owned by the company.

NAME	COUNTRY OR STATE OF INCORPORATION

Lubrizol Advanced Materials, Inc.	USA – Delaware
Lubrizol Advanced Materials International, Inc.	USA – Delaware
Lubrizol Advanced Materials Gibraltar, Inc.	USA – Delaware
Lubrizol Overseas Trading Corporation	USA – Delaware
CPI Engineering Services, Inc.	USA – Michigan
Lubrizol International Management Corporation	USA – Nevada

Lubrizol Advanced Materials Europe BVBA	Belgium
Lubrizol Europe Coordination Center BVBA	Belgium
Lubrizol do Brasil Aditivos Ltda. (2)	Brazil
Lubrizol International, Inc.	Cayman Islands
Lanzhou Lubrizol - Lanlian Additive Co. Ltd. (3)	People’s Republic of China
Lubrizol Specialty Chemicals Manufacturing (Shanghai) Co., Ltd.	People’s Republic of China
Lubrizol France SAS	France
Lubrizol Holdings France SAS	France
Lubrizol Deutschland GmbH	Germany
Lubrizol (Gibraltar) Limited	Gibraltar
Lubrizol (Gibraltar) Minority Limited	Gibraltar
Lubrizol Advanced Materials Asia Pacific Limited	Hong Kong
Lubrizol Advanced Materials Hong Kong Limited	Hong Kong
Lubrizol India Private Limited (3)	India
Lubrizol Japan Limited	Japan
Lubrizol (Gibraltar) Limited Luxembourg SCS	Luxembourg
Lubrizol Luxembourg S.à.r.l.	Luxembourg
Lubrizol Southeast Asia (Pte.) Ltd.	Singapore
Lubrizol South Africa (Pty) Limited	South Africa
Lubrizol Limited	United Kingdom

(1)	The names of the company’s subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute at the end of fiscal 2010 a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X have been excluded.
(2)	The company owns all of the quotas of this subsidiary, with the exception of one quota that is held by an employee of the company.
(3)	This entity is a joint venture and is majority owned by the company directly or indirectly through its wholly owned subsidiaries.